EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan of Finisar Corporation of our report dated May 29, 2001, with respect to the consolidated financial statements and schedules of Finisar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Palo Alto, California

May 28, 2002